Exhibit 99.1

GM FINANCIAL REPORTS JUNE QUARTER 2016
OPERATING RESULTS

•	June quarter net income of $189 million

•	Consumer loan and lease originations of $10.7 billion for the June quarter

•	End of period earning assets of $68.7 billion

•	Available liquidity of $15.4 billion at quarter end

FORT WORTH, TEXAS July 21, 2016 – GENERAL MOTORS FINANCIAL COMPANY, INC.
(“GM Financial” or the “Company”) announced net income of $189 million for the quarter ended June 30, 2016, compared to $186 million for the quarter ended June 30, 2015. Net income for the six months ended June 30, 2016 was $353 million, compared to $336 million for the six months ended June 30, 2015.

Retail loan originations were $4.2 billion for the quarter ended June 30, 2016, compared to $4.1 billion for the quarter ended March 31, 2016, and $4.3 billion for the quarter ended June 30, 2015. Retail loan originations for the six months ended June 30, 2016 were $8.3 billion, compared to $8.4 billion for the six months ended June 30, 2015. The outstanding balance of retail finance receivables was $30.9 billion at June 30, 2016.

Operating lease originations were $6.5 billion for the quarter ended June 30, 2016, compared to $6.8 billion for the quarter ended March 31, 2016, and $5.6 billion for the quarter ended June 30, 2015. Operating lease originations for the six months ended June 30, 2016 were $13.3 billion, compared to $8.6 billion for the six months ended June 30, 2015. Leased vehicles, net was $28.4 billion at June 30, 2016.

The outstanding balance of commercial finance receivables was $9.4 billion at June 30, 2016 compared to $9.2 billion at March 31, 2016 and $7.8 billion at June 30, 2015.

Retail finance receivables 31-60 days delinquent were 3.4% of the portfolio at June 30, 2016 and 3.6% at June 30, 2015. Accounts more than 60 days delinquent were 1.5% of the portfolio at June 30, 2016 and 1.6% at June 30, 2015.

Annualized net charge-offs were 1.7% of average retail finance receivables for the quarter ended June 30, 2016 and 1.6% for the quarter ended June 30, 2015. For the six months ended June 30, 2016, annualized retail net charge-offs were 1.8%, compared to 1.7% for the six months ended June 30, 2015.

The Company had total available liquidity of $15.4 billion at June 30, 2016, consisting of $3.1 billion of cash and cash equivalents, $10.7 billion of borrowing capacity on unpledged eligible assets, $0.6 billion of borrowing capacity on committed unsecured lines of credit and $1.0 billion of borrowing capacity on a Junior Subordinated Revolving Credit Facility from GM.

Additionally, earnings resulting from the Company's equity investment in SAIC-GMAC, a joint venture that conducts auto finance operations in China, were $37 million for the three months ended June 30, 2016 compared to $28 million for the three months ended June 30, 2015. Earnings for the six months ended June 30, 2016 were $73 million, compared to $56 million for the six months ended June 30, 2015.

About GM Financial

General Motors Financial Company, Inc. is the wholly-owned captive finance subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements which are our current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated. The most significant risks are detailed from time to time in our filings and reports with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2015. Such risks include – but are not limited to – changes in general economic and business conditions; GM’s ability to sell new vehicles that we finance in the markets we serve in North America, Latin America, China and Europe, particularly the United Kingdom where automobile sales may be negatively impacted due to the passage of the referendum to discontinue membership in the European Union; interest rate and currency fluctuations; our financial condition and liquidity, as well as future cash flows and earnings; competition; the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements; the availability and cost of sources of financing; the level of net charge-offs, delinquencies and prepayments on the loans and leases we originate; vehicle return rates and the residual value performance on vehicles we lease; the viability of GM-franchised dealers that are commercial loan customers; the prices at which used cars are sold in the wholesale markets; and changes in business strategy, including expansion of product lines and credit risk appetite, and acquisitions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. We undertake no obligation to, and do not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.
Consolidated Statements of Income
(Unaudited, Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue
Finance charge income	$826	$848	$1,644	$1,702
Leased vehicle income	1,390	599	2,574	1,030
Other income	76	68	149	137
Total revenue	2,292	1,515	4,367	2,869
Costs and expenses
Operating expenses	343	319	677	625
Leased vehicle expenses	1,068	467	1,961	794
Provision for loan losses	151	141	347	296
Interest expense	501	391	964	771
Total costs and expenses	2,063	1,318	3,949	2,486
Equity income	37	28	73	56
Income before income taxes	266	225	491	439
Income tax provision	77	39	138	103
Net income	$189	$186	$353	$336

Consolidated Balance Sheets
(Unaudited, Dollars in millions)

	June 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$3,102	$3,061
Finance receivables, net	39,430	36,781
Leased vehicles, net	28,442	20,172
Restricted cash	2,010	1,941
Goodwill	1,200	1,189
Equity in net assets of non-consolidated affiliates	879	986
Property and equipment, net of accumulated depreciation	245	219
Deferred income taxes	307	231
Related party receivables	979	573
Other assets	1,009	751
Total assets	$77,603	$65,904
Liabilities and Shareholder's Equity
Liabilities
Secured debt	$34,338	$30,689
Unsecured debt	30,162	23,657
Accounts payable and accrued expenses	1,537	1,218
Deferred income	2,035	1,454
Deferred income taxes	251	129
Related party payables	449	362
Other liabilities	358	343
Total liabilities	69,130	57,852
Shareholder's equity	8,473	8,052
Total liabilities and shareholder's equity	$77,603	$65,904

Operational and Financial Data
(Unaudited, Dollars in millions)

	Three Months Ended June 30,
	2016			2015
	North America	International	Total	North America	International	Total
Retail finance receivables originations	$2,545	$1,651	$4,196	$2,642	$1,646	$4,288
GM lease originations	$6,447	$69	$6,516	$5,587	$20	$5,607
GM new vehicle loans and leases as a percent of total loan and lease originations	87.5%	87.1%	87.5%	83.5%	84.2%	83.6%

	Six Months Ended June 30,
	2016			2015
	North America	International	Total	North America	International	Total
Retail finance receivables originations	$5,125	$3,214	$8,339	$4,915	$3,451	$8,366
GM lease originations	$13,167	$101	$13,268	$8,594	$37	$8,631
GM new vehicle loans and leases as a percent of total loan and lease originations	88.3%	86.8%	88.1%	79.7%	84.9%	80.8%

	Three Months Ended June 30,
	2016			2015
	North America	International	Total	North America	International	Total
Average retail finance receivables	$19,078	$11,491	$30,569	$14,927	$11,666	$26,593
Average commercial finance receivables	4,614	4,672	9,286	3,359	4,301	7,660
Average finance receivables	23,692	16,163	39,855	18,286	15,967	34,253
Average leased vehicles, net	26,311	141	26,452	10,826	50	10,876
Average earning assets	$50,003	$16,304	$66,307	$29,112	$16,017	$45,129

	Six Months Ended June 30,
	2016			2015
	North America	International	Total	North America	International	Total
Average retail finance receivables	$18,850	$11,193	$30,043	$14,396	$11,822	$26,218
Average commercial finance receivables	4,352	4,560	8,912	3,248	4,406	7,654
Average finance receivables	23,202	15,753	38,955	17,644	16,228	33,872
Average leased vehicles, net	24,226	120	24,346	9,387	43	9,430
Average earning assets	$47,428	$15,873	$63,301	$27,031	$16,271	$43,302

	June 30, 2016			June 30, 2015
	North America	International	Total	North America	International	Total
Retail finance receivables	$19,429	$11,432	$30,861	$15,490	$11,840	$27,330
Commercial finance receivables	4,833	4,600	9,433	3,515	4,300	7,815
Leased vehicles	28,278	164	28,442	12,846	58	12,904
Ending earning assets	$52,540	$16,196	$68,736	$31,851	$16,198	$48,049

	June 30, 2016			December 31, 2015
	North America	International	Total	North America	International	Total
Retail
Retail finance receivables, net of fees(a,b)	$19,429	$11,432	$30,861	$18,148	$10,976	$29,124
Less: allowance for loan losses	(687)	(127)	(814)	(618)	(117)	(735)
Total retail finance receivables, net	18,742	11,305	30,047	17,530	10,859	28,389
Commercial
Commercial finance receivables, net of fees	4,833	4,600	9,433	4,051	4,388	8,439
Less: allowance for loan losses	(29)	(21)	(50)	(23)	(24)	(47)
Total commercial finance receivables, net	4,804	4,579	9,383	4,028	4,364	8,392
Total finance receivables, net	$23,546	$15,884	$39,430	$21,558	$15,223	$36,781

(a) Includes $1.3 billion and $1.1 billion of direct-financing leases at June 30, 2016 and December 31, 2015.
(b) Net of unearned income, unamortized premiums and discounts, and deferred fees and costs of $190 million and $179 million at June 30, 2016 and December 31, 2015.

	June 30, 2016			December 31, 2015
	North America	International	Total	North America	International	Total
Allowance for loan losses as a percentage of retail finance receivables, net of fees	3.5%	1.1%	2.6%	3.4%	1.1%	2.5%
Allowance for loan losses as a percentage of commercial finance receivables, net of fees	0.6%	0.5%	0.5%	0.6%	0.5%	0.6%

	June 30, 2016			June 30, 2015
	North America	International	Total	North America	International	Total
Loan delinquency as a percent of ending retail finance receivables:
31 - 60 days	4.9%	1.0%	3.4%	5.9%	1.1%	3.6%
Greater than 60 days	1.9%	0.9%	1.5%	2.1%	1.0%	1.6%
Total	6.8%	1.9%	4.9%	8.0%	2.1%	5.2%

	Three Months Ended June 30,
	2016			2015
	North America	International	Total	North America	International	Total
Charge-offs	$228	$38	$266	$188	$32	$220
Less: recoveries	(121)	(12)	(133)	(100)	(11)	(111)
Net charge-offs	$107	$26	$133	$88	$21	$109
Net annualized charge-offs as a percent of average retail finance receivables	2.3%	0.9%	1.7%	2.4%	0.7%	1.6%
Recoveries as a percentage of gross repossession charge-offs(a)	54.8%			58.8%

(a)
Charge-offs for the International Segment primarily include the write-down of receivables to net realizable value. As a result, a calculation of recoveries as a percentage of gross charge-offs is not meaningful.

	Six Months Ended June 30,
	2016			2015
	North America	International	Total	North America	International	Total
Charge-offs	$487	$72	$559	$388	$66	$454
Less: recoveries	(260)	(23)	(283)	(210)	(23)	(233)
Net charge-offs	$227	$49	$276	$178	$43	$221
Net annualized charge-offs as a percent of average retail finance receivables	2.4%	0.9%	1.8%	2.5%	0.7%	1.7%
Recoveries as a percentage of gross repossession charge-offs(a)	54.4%			58.2%

(a)
Charge-offs for the International Segment primarily include the write-down of receivables to net realizable value. As a result, a calculation of recoveries as a percentage of gross charge-offs is not meaningful.

	Three Months Ended June 30,
	2016			2015
	North America	International	Total	North America	International	Total
Annualized operating expenses as a percent of average earning assets	1.7%	3.2%	2.1%	2.5%	3.4%	2.8%

	Six Months Ended June 30,
	2016			2015
	North America	International	Total	North America	International	Total
Annualized operating expenses as a percent of average earning assets	1.8%	3.3%	2.2%	2.6%	3.5%	2.9%

Investor Relations contact:
Stephen Jones
Vice President, Investor Relations
(817) 302-7119
Investors@gmfinancial.com